Exhibit 99.1


                                                                       CONTACTS:
                                                         Pris Neulander, PURADYN
PURADYN                                                        Media Coordinator
[LOGO]                                                       561-547-9499, x 215
                                                          pneulander@puradyn.com

                                                         Kathryn Morris, PURADYN
                                              Director, Corporate Communications
                                                             561-547-9499, x 226
                                                  investor-relations@puradyn.com




                    PURADYN HOLDS ANNUAL STOCKHOLDERS MEETING
                       - Focus for the future discussed -


BOYNTON BEACH, FL - JULY 16, 2003 - PURADYN FILTER TECHNOLOGIES INC. (AMEX:
PFT), the global bypass oil filtration system provider, held its annual stockholders meeting today.

At the meeting, all seven board nominees were reelected and the stockholders ratified the appointment of Ernst & Young LLP as independent auditors. Joseph V. Vittoria, Chairman of the Board, said, "We see reelection of the board as a solid vote of confidence from our stockholders regarding the direction we have pursued over the past year."

Vittoria continued, "Now that we are settled into our new facility with increased production capacity, we can better focus on 2003 and beyond. One immediate goal is receiving 9001:2000 certification from the International Organization for Standardization (ISO). We are currently working toward a completion date targeted at the end of the year. This certification will recognize the Company's Boynton Beach, Florida factory's meeting the high quality standards specified by Original Equipment Manufacturers (OEM)."

Vittoria continued, "Our testing program with the Department of Energy (DOE) continues on target. The DOE is studying the impact from the reduction of new oil consumption and waste oil reduction through the use of bypass filtration. The program, which was started in September, 2002, has already moved into the second stage of testing with systems now being installed on additional vehicles."

"We have now been approved as a Strategic Supplier," said Vittoria, "for one of the largest equipment rental companies in North America which plans to fully utilize the PURADYN(R) bypass oil filtration system throughout their organization. The program will first encompass retrofitting existing delivery vehicles while simultaneously specifying our system on new delivery vehicles.

They then plan to begin installation on selected rental fleet equipment. Although our system is fully supported at the Corporate level, we do recognize the program will take some time to gain momentum as all branches become familiar with the benefits of the PURADYN(R) system."

Vittoria also added, "Our global presence continues to expand, with the United Kingdom division now accounting for 29% of sales and our remaining international distributors adding another 11%. Our emphasis over the past few years has been to strengthen our entire distributor network."

Vittoria concluded, "A strong distribution network is key to providing the level of customer support our end users have grown to expect."


ABOUT PURADYN FILTER TECHNOLOGIES INC.
--------------------------------------
PURADYN (AMEX: PFT) designs, manufactures and markets the PURADYN(R) Bypass Oil Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and dramatically extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential market. The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology" by the California Environmental Protection Agency.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.